Exhibit 99.1

Anworth Announces Fourth Quarter 2009 Financial Results

Fourth Quarter 2009 Highlights:

  Anworth earned $32.3 million in Core Earnings, or $0.28 per diluted share, a 7% increase in Core Earnings from the third quarter of 2009
  Book value per share decreased to $7.40 at December 31, 2009, from $7.58 at September 30, 2009
  Leverage ratio increased to 5.5x at December 31, 2009, from 5.0x at September 30, 2009
  Series B Preferred Stock conversion rate has increased to 3.1505 shares of common stock from 3.0703 shares

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 18, 2010--Anworth Mortgage Asset Corporation (NYSE: ANH) reported today Core Earnings available to common stockholders of $32.3 million, or $0.28 per diluted share, for the quarter ended December 31, 2009, consisting primarily of $33.8 million of net income less $1.5 million of dividends paid to our preferred stockholders. This compares to Core Earnings of $30.2 million, or $0.27 per diluted earnings per share, for the quarter ended September 30, 2009. “Core Earnings” represents a non-GAAP financial measure which we define as GAAP net income excluding any MBS impairment losses or recoveries. For the quarter ended December 31, 2009, there were no MBS impairment losses or recoveries.

Our investments consist primarily of agency mortgage-backed securities, or Agency MBS, which constituted 99.9% of our portfolio at December 31, 2009.

At December 31, 2009, our Agency MBS portfolio at fair value was approximately $6.49 billion and was allocated as follows: approximately 25% adjustable-rate Agency MBS; approximately 62% hybrid adjustable-rate Agency MBS; approximately 13% fixed-rate Agency MBS; and less than 1% agency floating-rate collateralized mortgage obligations, or CMOs. At December 31, 2008, our Agency MBS portfolio at fair value was approximately $5.3 billion and was allocated as follows: approximately 15% adjustable-rate Agency MBS; approximately 65% hybrid adjustable-rate Agency MBS; approximately 20% fixed-rate Agency MBS; and less than 1% agency floating-rate CMOs.

At December 31, 2009, the current yield on our Agency MBS portfolio was 4.98%, based on a weighted average coupon of 5.08% divided by the average amortized cost of 102.03%, as compared with a yield of 5.47% at December 31, 2008, based on a weighted average coupon of 5.54% divided by the average amortized cost of 101.22%. During the quarter ended December 31, 2009, the unamortized premium was $118 million, or 1.9% of the par value, as compared with $63 million, or 1.2% of the par value, during the quarter ended December 31, 2008. During the quarter ended December 31, 2009, the expense of amortizing the agency securities premium was approximately $9.6 million, as compared with $5.6 million during the quarter ended December 31, 2008.

During the quarter ended December 31, 2009, the fair value of our Non-Agency MBS portfolio declined to approximately $4.7 million from a fair value of approximately $5.1 million at September 30, 2009.

During the quarter ended December 31, 2009, the constant prepayment rate, or CPR, of our Agency MBS and Non-Agency MBS was approximately 19% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 20%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid mortgage assets, the weighted average term to the next interest rate reset date was 23 months. During the quarter ended December 31, 2008, the constant prepayment rate, or CPR, of our Agency MBS and Non-Agency MBS was approximately 10% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 11%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid mortgage assets, the weighted average term to the next interest rate reset date was 31 months.

At December 31, 2009, the outstanding repurchase agreement balance was $5.36 billion with an average interest rate of 0.24% and an average maturity of 38 days. After adjusting for interest rate swap transactions, the average interest rate was 1.88% and the average maturity was 309 days. At December 31, 2009, Agency MBS with a fair value of $5.75 billion had been pledged under the repurchase agreements and swap agreements. At December 31, 2008, the outstanding repurchase agreement balance was $4.66 billion with an average interest rate of 2.07% and an average maturity of 34 days. After adjusting for interest rate swap transactions, the average interest rate was 3.25% and the average maturity was 422 days. At December 31, 2008, Agency MBS with a fair value of $5.2 billion had been pledged under the repurchase agreements and swap agreements.

At December 31, 2009, our Agency MBS portfolio of $6.49 billion was financed with $5.36 billion of repurchase agreements, resulting in a leverage multiple of 5.5x, as compared with a leverage multiple of 7.5x at December 31, 2008 and 5.0x at September 30 ,2009. The leverage multiple is based on total stockholder’s equity plus the Series B Preferred Stock and the junior subordinated notes.

At December 31, 2009, we had interest rate swap agreements with a notional amount of $2.32 billion, which represents approximately 43% of our outstanding repurchase agreements, as compared with interest rate swap agreements with a notional amount of $2.68 billion, which represented approximately 57% of our outstanding repurchase agreements, at December 31, 2008.

During the quarter ended December 31, 2009 and relative to average earning assets, interest income earned was 5.13%, amortization of premium was (0.67)% and the average cost of funds on repurchase agreements and derivative instruments was 2.04%, resulting in a net interest rate spread of 2.42%. During the quarter ended December 31, 2008 and relative to average earning assets, interest income earned was 5.38%, amortization of premium was (0.14)% and the average cost of funds on repurchase agreements and derivative instruments was 3.51%, resulting in a net interest rate spread of 1.73%.

Recently, Freddie Mac and Fannie Mae announced that they would be repurchasing seriously delinquent mortgage loans from the MBS pools which they guarantee. Based on the information provided by Fannie Mae and Freddie Mac, we expect that these buybacks will occur over a period of several months beginning March 2010.

Additional information on this subject can be found in press releases issued by Fannie Mae and Freddie Mac at the following websites:

http://www.freddiemac.com/news/archives/mbs/2010/20100210_pc_securities.html and http://www.fanniemae.com/newsreleases/2010/4938.jhtml?p=Media&s=News%20Releases

As of December 31, 2009, 79% of Anworth’s MBS were guaranteed by Fannie Mae and 21% were guaranteed by Freddie Mac.

ARM loans are experiencing higher delinquency rates than fixed-rate loans, and loans originated in 2006 and 2007 are experiencing higher delinquency rates than loans originated in other years.

The following table provides information about Anworth’s portfolio as of December 31, 2009.

Mortgage Type	Year of Origination	Portfolio Percentage (Based on 12/31/09 Principal Balance)

ARM	2009	7%
	2008	11%
	2007	21%
	2006	24%
	2005	12%
	2004 or earlier	11%

Fixed-Rate	All	13%

At December 31, 2009, stockholders’ equity available to common stockholders of Anworth was approximately $854.7 million, or $7.40 per share, based on 115.6 million shares of common stock outstanding at quarter end. The $854.7 million equals total stockholders’ equity of $903.5 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $27.7 million and the proceeds from its sale of $25.8 million. At December 31, 2008, stockholders’ equity available to common stockholders of Anworth was approximately $507.3 million, or $5.61 per share, based on 90.5 million shares of common stock outstanding at quarter end. The $507.3 million equals total stockholders’ equity of $556.2 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $30.1 million and the proceeds from its sale of $28.1 million.

On December 16, 2009, our board of directors declared a quarterly common stock dividend of $0.28 per share, which was payable on January 19, 2010 to our holders of record of common stock as of the close of business on December 28, 2009. When we pay a cash dividend during any quarterly fiscal period to our common stockholders in an amount that results in an annualized common stock dividend yield greater than 6.25% (the dividend yield on our Series B Preferred Stock), the conversion rate on our Series B Preferred Stock is adjusted based on a formula specified in the Series B Preferred Stock prospectus supplement (and also available on the “Series B Pfd. Stock Conversion” page of our web site at http://www.anworth.com). As a result of this dividend, the conversion rate has increased effective December 29, 2009, from 3.0703 shares of our common stock to 3.1505 shares of our common stock.

The Company will host a conference call at 5:00 p.m. Eastern Time on February 18, 2010 to discuss fourth quarter 2009 results. The dial-in number for the conference call is 800-860-2442 for U.S. callers (international callers should dial 412-858-4600 and Canadian callers should dial 866-605-3852). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 7:00 PM Eastern Time. The dial-in number for the replay is 877-344-7529 for U.S. callers (international and Canadian callers should dial 412-317-0088) and the passcode is 437830. The conference call will also be webcast over the Internet, which can be accessed on Anworth’s web site at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in Anworth’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”) or receiving a copy of the Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust which invests primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth seeks to generate income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	December 31,
	2009	2008
	(unaudited)

ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$5,749,849	$5,164,178
Agency MBS at fair value	725,174	137,966
Paydowns receivable	10,778	5,296
	6,485,801	5,307,440
Non-Agency MBS:
Non-Agency MBS at fair value	4,742	7,337
Cash and cash equivalents	1,812	131,970
Interest and dividends receivable	28,818	26,081
Derivative instruments at fair value	2,059	-
Prepaid expenses and other	3,416	4,314
Total Assets:	$6,526,648	$5,477,142

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$20,838	$26,268
Repurchase agreements	5,359,000	4,665,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	82,811	138,592
Dividends payable on Series A Preferred Stock	1,011	1,011
Dividends payable on Series B Preferred Stock	433	471
Dividends payable on common stock	32,305	23,445
Accrued expenses and other	63,559	675
Total Liabilities:	$5,597,337	$4,892,842
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($27,700 and $30,138, respectively); 1,108 and 1,206 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	$25,803	$28,096

Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 200,000 shares, 115,563 and 90,462 issued and outstanding at December 31, 2009 and December 31, 2008, respectively	1,156	905
Additional paid-in capital	1,016,821	851,588
Accumulated other comprehensive gain (loss) consisting of unrealized losses and gains	84,259	(101,940)
Accumulated deficit	(244,125)	(239,746)
Total Stockholders' Equity:	$903,508	$556,204
Total Liabilities and Stockholders' Equity:	$6,526,648	$5,477,142

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)

	For the Quarter Ended December 31, 2009	For the Quarter Ended December 31, 2008	For the Year Ended December 31, 2009	For the Year Ended December 31, 2008
	(unaudited)		(unaudited)

Interest income net of amortization of premium and discount:
Interest on Agency MBS	$64,468	$71,043	$261,625	$285,687
Interest on Non-Agency MBS	50	248	255	1,309
Other income	10	49	149	702
	$64,528	$71,340	$262,029	$287,698
Interest expense:
Interest expense on repurchase agreements	25,749	41,657	114,158	178,875
Interest expense on junior subordinated notes	335	623	1,549	2,449
	26,084	42,280	115,707	181,324
Net interest income	$38,444	$29,060	$146,322	$106,374
Gain (loss) on sale of Agency MBS and Non-Agency MBS	-	-	-	(49)
Net (loss) on derivative instruments	-	834	107	(113)
Impairment charges on Non-Agency MBS	-	(3,455)	-	(37,537)
Expenses:
Compensation, incentive compensation and benefits	(2,842)	(3,815)	(11,868)	(10,074)
Write-down of Lehman receivable	(962)	-	(962)	-
Write-off of common stock offering costs	-	(5)	-	(114)
Other expenses	(870)	(840)	(3,365)	(3,438)
Total expenses	(4,674)	(4,660)	(16,195)	(13,626)
Income (loss) from continuing operations	33,770	21,779	130,234	55,049
(Loss) gain on disposition of discontinued operations	-	(170)	-	7,558
Net income (loss)	$33,770	$21,609	$130,234	$62,607
Dividend on Series A Cumulative Preferred Stock	(1,011)	(1,011)	(4,044)	(4,044)
Dividend on Series B Cumulative Convertible Preferred Stock	(433)	(471)	(1,862)	(1,884)
Net income (loss) to common stockholders	$32,326	$20,127	$124,328	$56,679
Basic earnings (loss) per common share:
Continuing operations	$0.28	$0.22	$1.18	$0.60
Discontinued operations	-	-	-	0.09
Total basic earnings (loss) per common share	$0.28	$0.22	$1.18	$0.69
Diluted earnings (loss) per common share:
Continuing operations	$0.28	$0.22	$1.16	$0.60
Discontinued operations	-	-	-	0.09
Total diluted earnings (loss) per common share	$0.28	$0.22	$1.16	$0.69
Basic weighted average number of shares outstanding	113,970	89,759	105,413	82,043
Diluted weighted average number of shares outstanding	117,462	92,997	108,905	85,281

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com